UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2020

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The Joint Corp.

(Exact name of registrant as specified in its charter)

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Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16767 N. Perimeter Drive, Suite 110

Scottsdale, Arizona 85260

(Address of Principal Executive Offices) (Zip Code)

(480) 245-5960

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2020, The Joint Corp. (the "Company") entered into a North Carolina Regional Developer License Purchase Agreement (the "North Carolina Purchase Agreement") by and among the Company as purchaser, Wellness Incorporated, a North Carolina corporation as seller, and Paul Trindel as guarantor, under which the Company repurchased the right to develop The Joint franchises in the following counties located in North Carolina: Alamance, Buncombe, Cabarrus, Catawba, Cumberland, Durham, Forsyth, Gaston, Guilford, Hendersonville, Mecklenburg, Moore, New Hanover, Onslow, Orange, Pit, Union, Wake, Watauga and Wayne (the "North Carolina Repurchase Transaction"). The total consideration of $1,029,500 for the North Carolina Repurchase Transaction was paid in cash at the closing on December 31, 2020. The reacquired intangible asset will be amortized over the next 24 months, which is the remaining life of the terminated regional developer agreement.

On January 1, 2021, the Company entered into a Georgia Regional Developer License Purchase Agreement (the "Georgia Purchase Agreement," and together with the North Carolina Purchase Agreement, the "Purchase Agreements") by and among the Company as purchaser, Midtown Health Solutions, Inc., a Georgia corporation as seller, and Dr. Patrick Greco as guarantor, under which the Company repurchased the right to develop The Joint franchises in the following counties located in Georgia: Barrow, Bartow, Bryan, Butts, Camden, Carroll, Catoosa, Chambers, Chatham, Cherokee, Clayton, Cobb, Columbia, Coweta, Dade, Dawson, DeKalb, Douglas, Effingham, Fayette, Forsyth, Fulton, Glynn, Gwinnet, Hall, Haralson, Heard, Henry, Jasper, Lamar, Liberty, McIntosh, Meriweather, Newton, Paulding, Pickens, Pike, Polk, Putnam, Richmond, Rockdale, Spalding, Upson, Walker, Walton and Whitfield (the "Georgia Repurchase Transaction" and together with the North Carolina Repurchase Transaction, the "Repurchase Transactions"). The total consideration of $1,388,700 for the Georgia Repurchase Transaction was paid in cash at the closing on or around January 1, 2021. The reacquired intangible asset will be amortized over the next 12 months, which is the remaining life of the terminated regional developer agreement.

Prior to the Repurchase Transactions, each of the sellers were regional developers for the Company pursuant to regional developer agreements and guarantees entered into by the Company, the applicable seller and the applicable guarantor. Under its regional developer program, the Company sells each regional developer the rights to open a minimum number of clinics in a defined territory. The regional developers in turn help the Company to identify and qualify potential new franchisees in that territory and assist the Company in providing field training, clinic openings and ongoing support. In return, the Company shares part of the initial franchise fee and pays the regional developer 3% of the 7% ongoing royalties the Company collects from the franchisees in their protected territory.

Item 7.01. Regulation FD Disclosure.

On January 5, 2021, the Company published a press release describing the Repurchase Transactions. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated January 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: January 5, 2021	By:	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer